Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of February 5, 2008, by and among Hatteras Financial Corp., a Maryland corporation (together with any successor entity thereto, the “Company”), Atlantic Capital Advisors LLC, a North Carolina limited liability company (the “Manager”), and Keefe, Bruyette & Woods, Inc., a Delaware corporation (“KBW”), for the benefit of the purchasers of the 6,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) in a private placement (the “Private Placement”) pursuant to the Purchase/Placement Agreement dated as of January 29, 2008, by and between the Company and KBW (the “Purchase/Placement Agreement”), such purchasers being herein referred to as “Participants”, and the direct and indirect transferees of each Participant.

In order to induce KBW to enter into the Purchase/Placement Agreement, the Company has agreed to provide the registration rights provided for in this Agreement to the Participants and their respective direct and indirect transferees. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase/Placement Agreement.

The parties hereby agree as follows:

1.	Definitions

As used in this Agreement, the following terms shall have the following meanings:

Accredited Investor Shares: Shares initially sold by the Company to Participants who purchased such Shares as “accredited investors” (within the meaning of Rule 501(a) promulgated under the Securities Act).

Agreement: As defined in the preamble.

Affiliate: As to any specified Person, (i) any Person directly or indirectly owning, controlling or holding, with power to vote, ten percent or more of the outstanding voting securities of such other Person, (ii) any Person ten percent or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person, (iii) any Person directly or indirectly controlling, controlled by or under common control with such other Person, (iv) any executive officer, director, trustee or general partner of such Person and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner. An indirect relationship shall include circumstances in which a Person’s spouse, children, parents, siblings or mother-, father-, sister- or brother-in-law is or has been associated with a Person.

Business Day: With respect to any act to be performed hereunder, each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York or other applicable places where such act is to occur are authorized or obligated by applicable law, regulation or executive order to close.

Closing Date: February 5, 2008 or such other time or such other date as KBW and the Company may agree.

Commission: The United States Securities and Exchange Commission.

Common Stock: As defined in the preamble.

Company: As defined in the preamble.

Controlling Person: As defined in Section 6(a) hereof.

End of Suspension Notice: As defined in Section 5(b) hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission pursuant thereto.

FINRA: The Financial Industry Regulatory Authority

KBW: As defined in the preamble.

Holder: Each owner of any Registrable Shares from time to time, including KBW and its Affiliates.

Indemnified Party: As defined in Section 6(c) hereof.

Indemnifying Party: As defined in Section 6(c) hereof.

IPO Registration Statement: As defined in Section 2(b) hereof.

Liabilities: As defined in Section 6(a) hereof.

Manager: As defined in the preamble.

Management Agreement: The Management Agreement dated as of November 5, 2007, by and between the Company and the Manager.

No Objections Letter: As defined in Section 4(t) hereof.

Offering Memorandum: The Offering Memorandum of the Company dated January 29, 2008 pursuant to which the Rule 144A Shares, the Regulation S Shares and the Accredited Investor Shares were offered and sold.

Participant: As defined in the preamble.

Person: An individual, partnership, corporation, trust, unincorporated organization, government or agency or political subdivision thereof, or any other legal entity.

Private Placement: As defined in the preamble.

Proceeding: An action, claim, suit or proceeding (including without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the knowledge of the Person subject thereto, threatened.

Prospectus: The prospectus included in any Registration Statement, including any preliminary prospectus, and all other amendments and supplements to any such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference, if any, in such prospectus and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act.

Prior Registration Rights Agreement: As defined in Section 2(b) hereof.

Purchase/Placement Agreement: As defined in the preamble.

Purchaser Indemnitee: As defined in Section 6(a) hereof.

Registrable Shares: The Rule 144A Shares, Accredited Investor Shares and the Regulation S Shares, upon original issuance thereof, and at all times subsequent thereto, including upon the transfer thereof by the original holder or any subsequent holder and any shares or other securities issued in respect of such Registrable Shares by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any exchange for or replacement of such Registrable Shares or any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Common Stock, until, in the case of any such Rule 144A Share, Accredited Investor Share, Regulation S Share or other such share or security, the earliest to occur of (i) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (ii) the date on which either it is distributed to the public pursuant to Rule 144 (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act, (iii) the date on which it is sold to the Company or (iv) the second anniversary of the initial effective date of the Shelf Registration Statement which covers the resale of such Share, subject to extension pursuant to Section 5(c) hereof.

Registration Expenses: Any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation: (i) all Commission, securities exchange, FINRA registration, listing, inclusion and filing fees, (ii) all fees and expenses incurred in connection with compliance with international, federal or state securities or blue sky laws (including, without limitation, any registration, listing and filing fees and reasonable fees and disbursements of counsel in connection with blue sky qualification of any of the Registrable Shares and the preparation of a blue sky memorandum and compliance with the rules of the FINRA), (iii) all expenses in preparing or assisting in preparing, word processing, duplicating, printing, delivering and distributing any Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements, certificates and any other documents relating to the performance under and compliance with this Agreement, (iv) all fees and expenses incurred in connection with the listing or inclusion of any of the Registrable Shares on The New York Stock Exchange or The NASDAQ Stock Market pursuant to Section 4(n) of this Agreement, (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company (including, without limitation, the expenses of any special audit and “cold comfort” letters required by or incident to such performance), (vi) reasonable fees and disbursements of one Selling Holders’ Counsel and (vii) any fees and disbursements customarily paid by issuers in connection with issues and sales of securities (including the fees and expenses of any experts retained by the Company in connection with any Registration Statement); provided, however, that Registration Expenses shall exclude brokers’ or underwriters’ discounts and commissions, if any, relating to the sale or disposition of Registrable Shares by a Holder, and the fees and expenses of any counsel to the Holders, except as provided for in clause (vi) above.

Registration Statement: Any registration statement of the Company that covers the resale of Registrable Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto and all material incorporated by reference or deemed to be incorporated by reference, if any, in such registration statement.

Regulation S: Regulation S (Rules 901-905) promulgated by the Commission under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such regulation.

Regulation S Shares: Shares initially resold by KBW pursuant to the Purchase/Placement Agreement to “non-U.S. persons” (in accordance with Regulation S) in an “offshore transaction” (in accordance with Regulation S).

Rule 144: Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A: Rule 144A promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 144A Shares: Shares initially resold by KBW pursuant to the Purchase/Placement Agreement to “qualified institutional buyers” (as such term is defined in Rule 144A).

Rule 158: Rule 158 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 415: Rule 415 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 424: Rule 424 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 429: Rule 429 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Rule 433: Rule 433 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission as a replacement thereto having substantially the same effect as such rule.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

Selling Holders’ Counsel: Hunton & Williams LLP, as counsel for the Holders, unless the Holders holding a majority of the Registrable Shares included in any Registration Statement shall select a different counsel for the Holders.

Shares: The shares of Common Stock being offered and sold pursuant to the terms and conditions of the Purchase/Placement Agreement

Shelf Registration Statement: As defined in Section 2(a) hereof.

Suspension Event: As defined in Section 5(b) hereof.

Suspension Notice: As defined in Section 5(b) hereof.

Underwritten Offering: A sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

2.	Registration Rights

(a) Mandatory Shelf Registration. As set forth in Section 4 hereof, the Company agrees to file with the Commission on or before June 30, 2008 a shelf Registration Statement on Form S-11 or such other form under the Securities Act then available to the Company providing for the resale of any Registrable Shares pursuant to Rule 415 from time to time by the Holders (a “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter, and, for this purpose, the Company shall be entitled to consider the advice of the managing underwriter(s) of an initial public offering of the Common Stock which is then pending as to the effect that the effectiveness of the Shelf Registration Statement could reasonably be expected to have on the marketing of the initial public offering. Any Shelf Registration Statement shall provide for the resale from time to time, and pursuant to any method or combination of methods legally available (including, without limitation, an Underwritten Offering, a direct sale to purchasers or a sale through brokers or agents, which may include sales over the internet) by the Holders of any and all Registrable Shares. The Shelf Registration Statement may also include shares other than Registrable Shares.

(b) IPO Registration. If the Company proposes to file, prior to the Shelf Registration Statement being declared effective by the Commission, a registration statement on Form S-11 or such other form under the Securities Act providing for the initial public offering of shares of Common Stock (an “IPO Registration Statement”), the Company will notify each Holder of the proposed filing and afford each Holder an opportunity to include in the IPO Registration Statement all or any part of the Registrable Shares then held by such Holder. Each Holder desiring to include in any such IPO

Registration Statement all or part of the Registrable Shares then held by such Holder shall, within twenty (20) days after delivery of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Shares such Holder wishes to include in the IPO Registration Statement. Any election by any Holder to include any Registrable Shares in the IPO Registration Statement will not affect the inclusion of such Registrable Shares in the Shelf Registration Statement unless and until such Registrable Shares have been sold under the IPO Registration Statement; provided, however, that at such time of sale, the Company shall have the right to remove from the Shelf Registration Statement the Registrable Shares sold pursuant to the IPO Registration Statement.

(i) Right to Terminate IPO Registration. At any time, the Company shall have the right to terminate or withdraw any IPO Registration Statement referred to in this Section 2(b) whether or not any Holder has elected to include Registrable Shares in such IPO Registration Statement.

(ii) Selection of Underwriter. Subject to any contractual arrangement between the Company and KBW, the Company shall have the right to select the managing underwriter(s) for its initial public offering, regardless of whether any Registrable Shares are included in the IPO Registration Statement.

(iii) Shelf Registration not Impacted by IPO Registration Statement. Subject to Section 5 hereof, the Company’s obligation to file the Shelf Registration Statement pursuant to Section 2(a) hereof shall not be affected by the filing or effectiveness of the IPO Registration Statement; provided, however, that if the Company files an IPO Registration Statement before the effective date of the Shelf Registration Statement, the Company may defer causing the Commission to declare the Shelf Registration Statement effective until ninety (90) days after the effective date of the IPO Registration Statement; provided further, however, that in the event any Registrable Shares are sold pursuant to the IPO Registration Statement, the Company shall have the right to remove from the Shelf Registration Statement such Registrable Shares sold pursuant to the IPO Registration Statement.

(c) Underwriting. The Company shall advise all Holders who have elected to include Registrable Shares in the IPO Registration Statement of the identity of the managing underwriter(s) for the Underwritten Offering proposed under the IPO Registration Statement. The right of any such Holder to include its Registrable Shares in the IPO Registration Statement pursuant to Section 2(b) shall be conditioned upon such Holder’s participation in such Underwritten Offering and the inclusion of such Holder’s Registrable Shares in the Underwritten Offering to the extent provided herein. All Holders proposing to distribute their Registrable Shares through such Underwritten Offering shall enter into an underwriting agreement in customary form with the managing underwriter(s) selected for such underwriting and complete and execute any questionnaires, powers of attorney, indemnities, securities escrow agreements and other documents reasonably required under the terms of such underwriting agreement or otherwise reasonably requested by the Company, and furnish in writing to the Company such information as the Company may reasonably request for inclusion in the IPO Registration Statement; provided, however, that no Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties to or agreements (including indemnities) with the Company or the underwriters as are customary and reasonably requested by the underwriters with the understanding that any such representations, warranties or agreements shall be several, not joint and several, and no indemnification provision shall require any Holder to be liable for an amount in excess of the proceeds received by such Holder from the sale of its Registrable Shares through such Underwritten Offering. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation on the number of shares to be included in such Underwritten Offering, the managing underwriter(s) may exclude Registrable Shares from the IPO Registration Statement and Underwritten Offering, and any shares included in such IPO Registration Statement and Underwritten Offering shall be allocated first, to the Company, second, to Holders, as defined in the Registration Rights Agreement dated November 5, 2007 among the Company, the Manager and KBW relating to 8,203,397 shares of Common Stock issued by the Company pursuant to a prior private placement (the “Prior Registration Rights Agreement”), and third, to each of the Holders requesting inclusion of its Registrable Shares in such IPO Registration Statement (on a pro rata basis based on the total number of Registrable Shares requested for inclusion by all Holders); provided, however, that the number of Registrable Shares to be included in the IPO Registration Statement shall not be reduced unless all other securities of the Company held by (i) officers, directors, other employees of the Company and consultants, the Manager and its affiliates; and (ii) other holders of the Company’s capital stock with registration rights that are inferior or subordinate (with respect to such reduction) to the registration rights of the Holders set forth herein, are first entirely excluded from the Underwritten Offering and IPO Registration Statement.

Any Holder may elect to withdraw its Registrable Shares from an Underwritten Offering and IPO Registration Statement by written notice to the Company and the managing underwriter(s), delivered at least ten (10) Business Days prior to the anticipated effective date of the IPO Registration Statement and in such event, the Company shall withdraw such shares from the IPO Registration Statement if, in the opinion of counsel for the Company, such withdrawal would not necessitate a re-circulation of the Prospectus to investors (in which case, such Holder may not elect to withdraw).

(d)(i) Hold-back Agreement. By electing to include Registrable Shares in the IPO Registration Statement, the Holder of such Registrable Shares shall be deemed to have agreed not to effect any public sale or distribution of securities of the Company of the same or similar class or classes of the securities included in the IPO Registration Statement or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 or Rule 144A, for a period of up to thirty (30) days prior to and up to sixty (60) days following the effective date of the IPO Registration Statement as requested by the managing underwriter(s).

(e) Expenses. The Company shall pay all Registration Expenses in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder shall pay all underwriting discounts and brokerage commissions in respect of the sale of such Holder’s Registrable Shares pursuant to any Registration Statement and any other expense of the Holders not specifically allocated to the Company pursuant to this Agreement relating to the sale or disposition of such Holder’s Registrable Shares pursuant to any Registration Statement.

(f) Forfeitures of Certain Payments. If the Company does not file the Shelf Registration Statement on or before June 30, 2008, each executive officer of the Manager that received restricted shares of common stock and options to purchase common stock as set forth in the Offering Memorandum will forfeit a percentage of such restricted shares of common stock and options to purchase common stock in the manner set forth in each such restricted stock award agreement and stock option agreement, each as amended, by and between the Company and each such executive officer, dated as of the Closing Date.

3.	Rules 144 and 144A Reporting

With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the sale of the Registrable Shares to the public without registration, the Company agrees to, so long as any Holder owns any Registrable Shares:

(a) use its commercially reasonable efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration statement filed by the Company under the Securities Act for an offering of its securities to the general public;

(b) use its commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) if the Company is not required to file reports and other documents under the Securities Act and the Exchange Act, make available other information as required by, and so long as necessary to permit sales of Registrable Shares pursuant to, Rule 144 or Rule 144A, and in any event make available (either by mailing a copy thereof, by posting on the Company’s website, or by press release) to each Holder a copy of:

(i) the Company’s annual consolidated financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in accordance with U.S. generally accepted accounting principles, accompanied by an audit report of the Company’s independent accountants, no later than ninety (90) days after the end of each fiscal year of the Company; and

(ii) the Company’s unaudited quarterly financial statements (including at least balance sheets, statements of profit and loss, statements of stockholders’ equity and statements of cash flows) prepared in a manner consistent with the preparation of the Company’s annual financial statements, no later than forty-five (45) days after the end of each fiscal quarter of the Company; and

(d) furnish to the Holder promptly upon request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to the reporting requirements of the Exchange Act), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company, and take such further actions, as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any Registrable Shares without registration.

4.	Registration Procedures

In connection with any Registration Statement, the Company shall use its commercially reasonable efforts to effect or cause to be effected the registration of the Registrable Shares under the Securities Act to permit the sale of such Registrable Shares by the Holder or Holders in accordance with the Holder’s or Holders’ intended method or methods of distribution, and the Company shall:

(a) notify KBW and Selling Holders’ Counsel, in writing, at least ten (10) Business Days prior to filing a Shelf Registration Statement, of its intention to file a Shelf Registration Statement with the Commission and, at least five (5) Business Days prior to filing, provide a copy of the Shelf Registration Statement to KBW and Selling Holders’ Counsel for review and comment; prepare and file with the Commission, as specified in this Agreement, a Shelf Registration Statement(s), which Shelf Registration Statement(s) (x) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and (y) shall be reasonably acceptable to KBW and Selling Holders’ Counsel; notify KBW and Selling Holders’ Counsel in writing, at least five (5) Business Days prior to filing of any amendment or supplement to such Shelf Registration Statement and, at least three (3) Business Days prior to filing, provide a copy of such amendment or supplement to KBW and Selling Holders’ Counsel for review and comment; promptly following receipt from the Commission, provide to KBW and Selling Holders’ Counsel copies of any comments made by the staff of the Commission relating to such Shelf Registration

Statement and of the Company’s responses thereto for review and comment; and use its commercially reasonable efforts to cause such Shelf Registration Statement to become effective as soon as practicable after filing and to remain effective, subject to Section 5 hereof, until the earlier of (i) such time as all Registrable Shares covered thereby have been sold in accordance with the intended distribution of such Registrable Shares, (ii) such time as, in the opinion of counsel for the Company, all of the Registrable Shares not held by Affiliates of the Company and covered by such Registration Statement, are eligible for sale pursuant to Rule 144(k) (or any successor or analogous rule) under the Securities Act and the applicable legend is removed from the certificate representing the Common Stock; and (iii) the second anniversary of the effective date of such Shelf Registration Statement (subject to extension as provided in Section 5(c) hereof); provided, however, that if the Company has an effective Shelf Registration Statement on Form S-11 under the Securities Act and becomes eligible to use Form S-3 or another short-form registration statement under the Securities Act, the Company may, upon thirty (30) Business Days prior written notice to all Holders, register any Registrable Shares registered but not yet distributed under the effective Shelf Registration Statement on such a short-form Shelf Registration Statement and, once the short-form Shelf Registration Statement is declared effective, de-register such shares under the previous Shelf Registration Statement or transfer the filing fees from the previous Shelf Registration Statement (such transfer pursuant to Rule 429, if applicable) unless any Holder registered under the initial Shelf Registration Statement notifies the Company within twenty (20) Business Days of receipt of the Company notice that such a registration under a new Shelf Registration Statement and de-registration of the initial Shelf Registration Statement would interfere with its distribution of Registrable Shares already in progress;

(b) subject to Section 4(i) hereof, (i) prepare and file with the Commission such amendments and post-effective amendments to each Shelf Registration Statement as may be necessary to keep such Shelf Registration Statement effective for the period described in Section 4(a) hereof; (ii) cause each Prospectus contained therein to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 or any similar rule that may be adopted under the Securities Act; and (iii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

(c) furnish to the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Shares; and the Company consents to the lawful use of such Prospectus, including each preliminary Prospectus, by the Holders, if any, in connection with the offering and sale of the Registrable Shares covered by any such Prospectus;

(d) use its commercially reasonable efforts to register or qualify, or obtain exemption from registration or qualification for, all Registrable Shares by the time the applicable Registration Statement is declared effective by the Commission under all applicable state securities or “blue sky” laws of such jurisdictions as KBW or any Holder of Registrable Shares covered by a Registration Statement shall reasonably request in writing, keep each such registration or qualification or exemption effective during the period such Registration Statement is required to be kept effective pursuant to Section 4(a) and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition in each such jurisdiction of such Registrable Shares owned by such Holder; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(d), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(e) use its commercially reasonable efforts to cause all Registrable Shares covered by such Registration Statement to be registered and approved by such other governmental agencies or authorities as may be necessary to enable the Holders thereof to consummate the disposition of such Registrable Shares; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction or to register as a broker or dealer in such jurisdiction where it would not otherwise be required to qualify but for this Section 4(e), (ii) subject itself to taxation in any such jurisdiction, or (iii) submit to the general service of process in any such jurisdiction;

(f) notify KBW and each Holder promptly and, if requested by KBW or any Holder, confirm such advice in writing (i) when a Shelf Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Shelf Registration Statement or the initiation of any proceedings for that purpose, (iii) of any request by the Commission or any other federal, state or foreign governmental authority for amendments or supplements to a Shelf Registration Statement or related Prospectus or for additional information, and (iv) of the happening of any event during the period a Shelf Registration Statement is effective as a result of which such Shelf Registration Statement or the related Prospectus or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (which information shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made);

(g) during the time period referred to in Section 4(a) above, use commercially its reasonable efforts to avoid the issuance of, or if issued, to obtain the withdrawal of, any order enjoining or suspending the use or effectiveness of a Registration Statement or suspending the qualification (or exemption from qualification) of any of the Registrable Shares for sale in any jurisdiction, as promptly as practicable;

(h) upon request, furnish to each requesting Holder of Registrable Shares, without charge, one (1) conformed copy of each Registration Statement and any post-effective amendment or supplement thereto (without documents incorporated therein by reference or exhibits thereto);

(i) except as provided in Section 5, upon the occurrence of any event contemplated by Section 4(f)(iv) hereof, use its commercially reasonable efforts to promptly prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Shares, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(j) if requested by the managing underwriter(s), if any, or any Holders of Registrable Shares (i) as promptly as practicable incorporate in a Prospectus supplement or post-effective amendment such material information as the managing underwriter(s), if any, or such Holders indicate in writing relates to them or that they reasonably request be included therein and (ii) use its commercially reasonable efforts to make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received written notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish to each Holder of Registrable Shares covered by such Registration Statement and the underwriters a signed counterpart, addressed to each such Holder and the underwriters, of: (i) an opinion of counsel for the Company, dated the date of each closing under the underwriting agreement, reasonably satisfactory to such Holder and the underwriters; and (ii) a “comfort” letter, dated the effective date of such Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company’s financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration

Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants’ letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

(l) enter into customary agreements (including in the case of an Underwritten Offering, an underwriting agreement in customary form and reasonably satisfactory to the Company) and take all other reasonable action in connection therewith in order to expedite or facilitate the distribution of the Registrable Shares included in such Registration Statement and, in the case of an Underwritten Offering, make representations and warranties to the Holders covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same to the extent customary if and when requested;

(m) use its commercially reasonable efforts to make available for inspection by representatives of the underwriters participating in any disposition pursuant to an Underwritten Offering, all financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representatives of the underwriters, counsel thereto or accountants in connection with a Registration Statement; provided, however, that such records, documents or information that the Company determines, in good faith, to be confidential and notifies such representatives, representative of the underwriters, counsel thereto or accountants are confidential shall not be disclosed by the representatives, representative of the underwriters, counsel thereto or accountants unless (i) the disclosure of such records, documents or information is necessary to avoid or correct a misstatement or omission in a Registration Statement or Prospectus, (ii) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, or (iii) such records, documents or information have been generally made available to the public;

(n) use its commercially reasonable efforts (including, without limitation, seeking to cure any deficiencies cited by The New York Stock Exchange or The NASDAQ Stock Market in the Company’s listing or inclusion application) to list or include all Registrable Shares on the New York Stock Exchange or The NASDAQ Stock Market;

(o) use its commercially reasonable efforts to prepare and file in a timely manner all documents and reports required by the Exchange Act and, to the extent the Company’s obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the effectiveness period of the Registration Statement as required by Section 4(a) hereof, the Company shall register the Registrable Shares under the Exchange Act and shall maintain such registration through the effectiveness period required by Section 4(a) hereof;

(p) provide a CUSIP number for all Registrable Shares, not later than the effective date of the Registration Statement;

(q)(i) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, (ii) make generally available to its stockholders, as soon as reasonably practicable, earnings statements covering at least twelve (12) months that satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 (or any similar rule promulgated under the Securities Act ) thereunder, but in no event later than ninety (90) days after the end of each fiscal year of the Company and (iii) delay the effectiveness of any Shelf Registration Statement or Prospectus or amendment or supplement to such Shelf Registration Statement or Prospectus to which any Holder of Registrable Shares covered by any Shelf Registration Statement shall have reasonably objected on the grounds that such Shelf Registration Statement or Prospectus or amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two (2) Business Days prior to the effectiveness thereof (for this purpose, a Shelf Registration Statement or Prospectus or amendment or supplement to such Shelf

Registration Statement or Prospectus shall be deemed to have been furnished to such Holder if filed with the Commission on EDGAR); provided that the Company may request effectiveness of such Shelf Registration Statement following such time as the Company shall have used its commercially reasonable efforts to resolve any issue with the objecting Holder and shall have advised the Holder in writing of its reasonable belief that such filing complies with the requirements of the Securities Act;

(r) provide and cause to be maintained a registrar and transfer agent for all Registrable Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) in connection with any sale or transfer of the Registrable Shares (whether or not pursuant to a Registration Statement) that will result in the shares being delivered no longer being Registrable Shares, cooperate with the Holders and the representative of the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Shares to be sold, which certificates shall not bear any transfer restrictive legends (other than as required by the Company’s Charter) and to enable such Registrable Shares to be in such denominations and registered in such names as the representative of the underwriters, if any, or the Holders may request at least two (2) Business Days prior to any sale of the Registrable Shares;

(t) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, prepare and, within one (1) Business Day of such filing with the Commission, file with the FINRA all forms and information required or requested by the FINRA that are customarily filed by issuers or required to be filed by issuers, and to use its commercially reasonable efforts to cooperate with other required FINRA filings, in order to obtain written confirmation from the FINRA that the FINRA does not object to the fairness and reasonableness of the underwriting terms and arrangements (or any deemed underwriting terms and arrangements) (each such written confirmation, a “No Objections Letter”) relating to the resale of Registrable Shares pursuant to the Shelf Registration Statement, including, without limitation, information provided to the FINRA through its COBRADesk system, and pay all costs, fees and expenses incident to the FINRA’s review of the Shelf Registration Statement and the related underwriting terms and arrangements, including, without limitation, all filing fees associated with any filings or submissions to the FINRA and the reasonable legal expenses, filing fees and other disbursements of KBW and any other FINRA member that is the holder of, or is affiliated or associated with an owner of, Registrable Shares included in the Shelf Registration Statement (including in connection with any initial or subsequent member filing);

(u) in connection with the initial filing of a Shelf Registration Statement and each amendment thereto with the Commission pursuant to Section 2(a) hereof, provide to KBW and its representatives, the opportunity to conduct due diligence, including, without limitation, an inquiry of the Company’s financial and other records, and make available members of its management for questions regarding information which KBW may reasonably request in order to fulfill any due diligence obligation on its part; and

(v) upon effectiveness of the first Registration Statement filed under this Agreement, the Company will take such actions and make such filings as are necessary to effect the registration of the Common Stock under the Exchange Act simultaneously with or as soon as practicable following the effectiveness of the Registration Statement.

The Company may require the Holders to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registrable Shares as the Company may from time to time reasonably request in writing or as shall be required to effect the registration of the Registrable Shares, and no Holder shall be entitled to be named as a selling stockholder in any Registration Statement and no Holder shall be entitled to use the Prospectus forming a part thereof if such Holder does not provide such information to the Company. Any Holder that sells Registrable Shares pursuant to a Registration Statement, including as a selling stockholder pursuant to an Underwritten Offering, agrees to be named as a selling stockholder in the related Prospectus and to deliver the Prospectus to its purchasers. Each Holder shall furnish promptly to the Company in writing all information required from time to time to make the information previously furnished by such Holder not misleading.

Upon receipt of any notice from the Company of the happening of any event of the type described in Section 4(f)(ii), 4(f)(iii) or 4(f)(iv) hereof, each Holder will immediately discontinue disposition of Registrable Shares pursuant to a Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus. If so directed by the Company, such Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Shares current at the time of receipt of such notice.

5.	Black-Out Period

(a) Subject to the provisions of this Section 5, the Company shall have the right, but not the obligation, from time to time to suspend the use of the Registration Statement, following the effectiveness of a Registration Statement (and the filings with any international, federal or state securities commissions), the Company, by written notice to KBW and the Holders, may direct the Holders to suspend sales of the Registrable Shares pursuant to a Registration Statement for such times as the Company reasonably may determine is necessary and advisable if any of the following events shall occur: (i) the managing underwriter(s) of an Underwritten Offering of primary shares by the Company has advised the Company that the sale of Registrable Shares pursuant to the Registration Statement would have a material adverse effect on the Company’s primary offering; (ii) a majority of the independent members of the Board of Directors of the Company shall have determined in good faith that the offer or sale of any Registrable Shares would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Company, or (iii) a majority of the independent members of the Board of Directors of the Company shall have determined in good faith, after the advice of counsel, that the Company is required by law, rule or regulation, or that it is in the best interests of the Company, to supplement the Prospectus or file a post-effective amendment to the Registration Statement in order to incorporate information into the Registration Statement for the purpose of (1) including in the Registration Statement any prospectus required under Section 10(a)(3) of the Securities Act; (2) reflecting in the Prospectus any facts or events arising after the effective date of the Registration Statement (or of the most-recent post-effective amendment) that, individually or in the aggregate, represents a fundamental change in the information set forth therein; or (3) including in the Prospectus any material information with respect to the plan of distribution not disclosed in the Registration Statement or any material change to such information. In no event may a suspension last for more than an aggregate of ninety (90) days in any rolling twelve (12) month period commencing on the Closing Date or for more than an aggregate of sixty (60) days in any rolling ninety (90) day period, except as a result of a refusal by the Commission to declare any post-effective amendment to the Registration Statement effective after the Company shall have used all commercially reasonable efforts to cause such post-effective amendment to be declared effective, in which case the suspension shall be terminated immediately following the effective date of the post-effective amendment to the Registration Statement. Upon the occurrence of any such suspension, the Company shall use its commercially reasonable efforts to cause the Registration Statement to become effective or to promptly amend or supplement the Registration Statement on a post-effective basis or to take such action as is necessary to make resumed use of the Registration Statement compatible with the Company’s best interests, as applicable, so as to permit the Holders to resume sales of the Registrable Shares as soon as possible.

(b) In the case of an event that causes the Company to suspend the use of a Registration Statement (a “Suspension Event”), the Company shall give written notice (a “Suspension Notice”) to KBW and the Holders to suspend sales of the Registrable Shares pursuant to the Registration Statement and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing and the Company is using its commercially reasonable efforts and taking all reasonable steps to terminate suspension of the use of the Registration Statement as promptly as possible. No Holder shall effect any sales of the Registrable Shares pursuant to such Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder and KBW agree to keep confidential the fact that the Company has issued a Suspension Notice and the contents thereof. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus covering the Registrable Shares at the time of receipt of the Suspension Notice. The Holders may recommence effecting sales of the Registrable Shares pursuant to the Registration Statement (or such filings) following further notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and KBW in the manner described above promptly following the conclusion of any Suspension Event.

(c) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice pursuant to this Section 5, the Company agrees that it shall extend the period of time during which the applicable Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice and copies of the supplemented or amended Prospectus necessary to resume sales; provided that such period of time shall not be extended beyond the date that securities are no longer Registrable Securities.

6.	Indemnification and Contribution

(a) The Company agrees to indemnify and hold harmless (i) each Holder and any underwriter (as determined in the Securities Act) for such Holder (including, if applicable, KBW), (ii) each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act), any such Person described in clause (i) (any of the Persons referred to in this clause (ii) being hereinafter referred to as a “Controlling Person”), and (iii) the respective officers, directors, partners, employees, representatives and agents of any such Person or any Controlling Person (any Person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as a “Purchaser Indemnitee”), to the fullest extent lawful, from and against any and all losses, claims, damages, judgments, actions, out-of-pocket expenses, and other liabilities (the “Liabilities”), including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Purchaser Indemnitee, joint or several, directly or indirectly related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished to such Purchaser Indemnitee any amendments or supplements thereto), or any preliminary Prospectus or any other document used to sell the Registrable Shares, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Liabilities arise out of or are based upon (i) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Purchaser Indemnitee furnished to the Company or any underwriter in writing by such Purchaser Indemnitee expressly for use therein, or (ii) any untrue statement contained in or omission from a preliminary Prospectus if a copy of the Prospectus (as then amended or supplemented, if the Company shall have furnished to or on behalf of the Holder participating in the distribution relating to the relevant Registration Statement any amendments or supplements thereto) was not sent or given by or on behalf of such Holder to the Person asserting any such Liabilities who purchased Registrable Shares, if such Prospectus (or Prospectus as amended or supplemented) is required by law to be sent or given at or prior to the written confirmation of the sale of such Registrable Shares to such Person and the untrue statement contained in or omission from such preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented), or (iii) any use of any Registration Statement or Prospectus during a period when a stop order has been issued in respect thereof or any action or proceedings for that purpose have been initiated, or use of a Registration Statement or a Prospectus (including any preliminary Prospectus) that has been suspended pursuant to Sections 4(f)(ii), 4(f)(iii), or 4(f)(iv) of this Agreement; provided that, with respect to this subsection (iii), the Holder using such Registration Statement or Prospectus (including any preliminary Prospectus) received the notice required by Section 4(f) hereof in advance of such use. The Company shall notify the Holders promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation), or litigation of which it shall have become aware in connection with the matters addressed by this Agreement which involves the Company or a Purchaser Indemnitee. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of any Purchaser Indemnitee.

(b) In connection with any Registration Statement in which a Holder of Registrable Shares is participating, and as a condition to such participation, such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Person who signs the Registration Statement, each Person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act (including without limitation the Manager) and the respective partners, directors, officers, members, representatives, employees and agents of the Company, such Person or Controlling Person to the same extent as the foregoing indemnity from the Company to each Purchaser Indemnitee, but only with reference to untrue statements or omissions or alleged untrue statements or omissions made in reliance upon and in strict conformity with information relating to such Purchaser Indemnitee furnished to the Company in writing by such Purchaser Indemnitee expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto or any preliminary Prospectus. The liability of any Purchaser Indemnitee pursuant to this paragraph shall in no event exceed the net proceeds received by such Purchaser Indemnitee from sales of Registrable Shares giving rise to such obligations.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnity may be sought pursuant to paragraph (a) or (b) above, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”), in writing, of the commencement thereof (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6, except to the extent the Indemnifying Party is materially prejudiced by the failure to give notice), and the Indemnifying Party, upon request of the Indemnified Party, shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. Notwithstanding the foregoing, in any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party, unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Party failed within a reasonable time after notice of commencement of the action to assume the defense and employ counsel reasonably satisfactory to the Indemnified Party, (iii) the Indemnifying Party and its counsel do not actively and vigorously pursue the defense of such action or (iv) the named parties to any such action (including any impleaded parties), include both such Indemnified Party and the Indemnifying Party, or any Affiliate of the Indemnifying Party, and such Indemnified Party shall have been reasonably advised by counsel that, either (x) there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party or such Affiliate of the Indemnifying Party or (y) a conflict may exist between such Indemnified Party and the Indemnifying Party or such Affiliate of the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume nor direct the defense of such action on behalf of such Indemnified Party, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), for all such Indemnified Parties, which firm shall be designated in writing by those Indemnified Parties who sold a majority of the Registrable Shares sold by all such Indemnified Parties and any such separate firm for the Company, the directors, the officers and such control Persons of the Company as shall be designated in writing by the Company). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

(d) If the indemnification provided for in paragraphs (a) and (b) of this Section 6 is for any reason held to be unavailable to an Indemnified Party in respect of any Liabilities referred to therein (other than by reason of the exceptions provided therein) or is insufficient to hold harmless a party indemnified thereunder, then each Indemnifying Party under such paragraphs, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Liabilities (i) in such proportion as is appropriate to reflect the relative benefits of the Indemnified Party on the one hand and the Indemnifying Party(ies) on the other in connection with the statements or omissions that resulted in such Liabilities, in the case of an IPO Registration Statement, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law and in the case of a Shelf Registration Statement, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Indemnifying Party(ies) and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and any Purchaser Indemnitees on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Purchaser Indemnitees and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The parties agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if such Indemnified Parties were treated as one entity for such purpose), or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph 6(d) above. The amount paid or payable by an Indemnified Party as a result of any Liabilities referred to in paragraph 6(d) shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall a Purchaser Indemnitee be required to contribute any amount in excess of the amount by which proceeds received by such Purchaser Indemnitee from sales of Registrable Shares exceeds the amount of any damages that such Purchaser Indemnitee has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. For purposes of this Section 6, each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) KBW or a Holder of shall have the same rights to contribution as KBW or such Holder, as the case may be, and each Person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the

Company, and each officer, director, partner, employee, representative, agent or manager of the Company shall have the same rights to contribution as the Company. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties, notify each party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 6 or otherwise, except to the extent that any party is materially prejudiced by the failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

(f) The indemnity and contribution agreements contained in this Section 6 will be in addition to any liability which the Indemnifying Parties may otherwise have to the Indemnified Parties referred to above. The Purchaser Indemnitee’s obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Registrable Shares sold by each of the Purchaser Indemnitees hereunder and not joint.

7.	Market Stand-off Agreement

In connection with any IPO Registration Statement, each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, directly or indirectly sell, offer to sell (including without limitation any short sale), pledge, purchase any option to sell, grant any option to purchase or otherwise transfer or dispose of any Registrable Shares or other shares of Common Stock of the Company or any securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company then owned by such Holder (other than to donees or partners of the Holder who agree to be similarly bound) for the periods set forth in Section 2(d) hereof; provided, however, that:

(a) the restrictions above shall not apply to Registrable Shares sold pursuant to the IPO Registration Statement;

(b) the Manager and all executive officers and directors of the Company and the Manager holding shares of Common Stock of the Company or securities convertible into or exchangeable or exercisable for shares of Common Stock of the Company shall enter into similar agreements;

(c) the Holders shall be allowed any concession or proportionate release allowed to the Manager or any executive officer or director of the Company or the Manager that entered into similar agreements (with such proportion being determined by dividing the number of shares being released with respect to such officer or director by the total number of issued and outstanding shares held by such officer or director); and

(d) this Section 7 shall not be applicable if the Shelf Registration Statement of the Company filed under the Securities Act has been declared effective prior to the filing of an IPO Registration Statement.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the securities subject to this Section 7 and to impose stop transfer instructions with respect to the Registrable Shares and such other securities of each Holder (and the securities of every other Person subject to the foregoing restriction) until the end of such period.

8.	Termination of the Company’s Obligation

The Company shall have no obligation pursuant to this Agreement with respect to any Registrable Shares proposed to be sold by a Holder in a registration pursuant to this Agreement if, in the opinion of counsel to the Company, all such Registrable Shares proposed to be sold by a Holder may be sold in a three-month period without registration under the Securities Act pursuant to Rule 144 under the Securities Act.

9.	Limitations on Subsequent Registration Rights; Relationship with Prior Registration Rights

(a) Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of Holders beneficially owning a majority of the then outstanding Registrable Shares (provided, however, that for purposes of this Section 9, Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any Registration Statement filed pursuant to the terms hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of Registrable Shares of the Holders that is included, or (b) to have such holder’s securities registered on a registration statement that could be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any Registration Statement filed pursuant to this Agreement.

(b) Prior Registration Rights. Notwithstanding anything in this Agreement to the contrary, (i) a Holder may not include Registrable Shares in a registration statement filed pursuant to the terms of the Prior Registration Rights Agreement to the extent that the inclusion of the Registrable Shares would reduce the amount of securities that would otherwise be included therein pursuant to the terms of the Prior Registration Rights Agreement; and (ii) no Registration Statement will be declared effective prior to, or within one hundred eighty (180) days of, the effective date of any registration statement filed pursuant to the Prior Registration Rights Agreement.

10.	Miscellaneous

(a) Remedies. In the event of a breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights provided herein or, in the case of KBW, in the Purchase/Placement Agreement, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Subject to Section 6, the Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and Holders beneficially owning a majority of the then outstanding Registrable Shares; provided, however, that for purposes of this Section 10(b), Registrable Shares that are owned, directly or indirectly, by an Affiliate of the Company shall not be deemed to be outstanding. No amendment shall be deemed effective unless it applies uniformly to all Holders. Notwithstanding the foregoing, a waiver or consent to or departure from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders may be given by such Holder; provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

(c) Notices. All notices and other communications, provided for or permitted hereunder shall be made in writing by delivered by facsimile (with receipt confirmed), overnight courier or registered or certified mail, return receipt requested, or by telegram

(i) if to a Holder, at the most current address given by the transfer agent and registrar of the Shares to the Company; and

(ii) if to the Company or the Manager, at the offices of the Manager at 3288 Robinhood Road, Suite 100, Winston Salem North Carolina 27106, Attention: Corporate Secretary (facsimile: 336-760-9391), and

(iii) with a copy to (which shall not constitute notice) DLA Piper US LLP, 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, Attention: Jeffrey M. Sullivan (facsimile 919-786-2200).

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment or assumption, subsequent Holders. The Company agrees that the Holders shall be third party beneficiaries to the agreements made hereunder by KBW and the Company, and each Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder; provided, however, that such Holder fulfills all of its obligations hereunder.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE COURT IN THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(h) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties hereto that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(i) Entire Agreement. This Agreement, together with the Purchase/Placement Agreement, is intended by the parties hereto as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

(j) Registrable Shares Held by the Company or its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Shares is required hereunder, Registrable Shares held by the Manager or its Affiliates shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(k) Adjustment for Stock Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares or liquidated damages payable with respect to any Registrable Shares, then upon the occurrence of any subdivision, combination, or stock dividend of such shares, the specific number of shares or liquidated damages payable with respect to any Registrable Shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination, or stock dividend.

(l) Survival. This Agreement is intended to survive the consummation of the transactions contemplated by the Purchase/Placement Agreement. The indemnification and contribution obligations under Section 6 of this Agreement shall survive the termination of the Company’s obligations under Section 2 of this Agreement.

(m) Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys’ fees in addition to any other available remedy.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

HATTERAS FINANCIAL CORP.

By:	/s/ Benjamin M. Hough
Name:	Benjamin M. Hough
Title:	President

ATLANTIC CAPITAL ADVISORS LLC

By:	/s/ Michael R. Hough
Name:	Michael R. Hough
Title:	Chief Executive Officer

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jeffrey D. Evans
Name:	Jeffrey D. Evans
Title:	Managing Director